EXHIBIT 12.1
FIRSTENERGY CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$1,492	$620	$856	$718	$869
Interest and other charges, before reduction for amounts capitalized and deferred	786	761	978	845	1,008
Provision for income taxes	975	375	184	462	574
Interest element of rentals charged to income (2)	206	171	161	151	150

Earnings as defined	$3,459	$1,927	$2,179	$2,176	$2,601
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$786	$761	$978	$845	$1,008
Interest element of rentals charged to income (2)	206	171	161	151	150

Fixed charges as defined	$992	$932	$1,139	$996	$1,158

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.49	2.07	1.91	2.18	2.25

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.2
FIRSTENERGY SOLUTIONS CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011(2)
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income (loss) before extraordinary items	$553	$312	$498	$231	$(59)
Interest and other charges, before reduction for amounts capitalized and deferred	158	142	152	216	211
Provision for income taxes	313	188	281	125	(11)
Interest element of rentals charged to income (3)	25	99	95	91	86

Earnings as defined	$1,049	$741	$1,026	$663	$227
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$158	$142	$152	$216	$211
Interest element of rentals charged to income (3)	25	99	95	91	86

Fixed charges as defined	$183	$241	$247	$307	$297

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	5.73	3.07	4.15	2.16	0.76

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	The earnings as defined would need to increase $70 million for the fixed charge ratio to be 1.0 in 2011.

(3)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.3
OHIO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$245	$75	$119	$155	$128
Interest and other charges, before reduction for amounts capitalized and deferred	83	75	91	89	88
Provision for income taxes	124	27	62	78	78
Interest element of rentals charged to income (2)	80	75	70	63	57

Earnings as defined	$532	$252	$342	$385	$351
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$83	$75	$91	$89	$88
Interest element of rentals charged to income (2)	80	75	70	63	57

Fixed charges as defined	$163	$150	$161	$152	$145

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.26	1.68	2.12	2.53	2.42

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.4
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)(2)	2010(1)	2011
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$307,365	$231,719	$(28,757)	$77,555	$71,863
Interest and other charges, before reduction for amounts capitalized and deferred	138,977	125,976	137,171	133,351	129,679
Provision for income taxes	178,341	111,508	(19,794)	35,127	33,852
Interest element of rentals charged to income (3)	29,829	1,919	2,380	1,782	1,733

Earnings as defined	$654,512	$471,122	$91,000	$247,815	$237,127
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$138,977	$125,976	$137,171	$133,351	$129,679
Interest element of rentals charged to income (3)	29,829	1,919	2,380	1,782	1,733

Fixed charges as defined	$168,806	$127,895	$139,551	$135,133	$131,412

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.88	3.68	0.65	1.83	1.80

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	The earnings as defined would need to increase $48,551 thousand for the fixed charge ratio to be 1.0 in 2009.

(3)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.5
THE TOLEDO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$108,854	$49,912	$18,402	$36,248	$34,727
Interest and other charges, before reduction for amounts capitalized and deferred	34,135	23,286	36,512	41,883	41,876
Provision for income taxes	62,743	18,797	5,347	15,756	14,605
Interest element of rentals charged to income (2)	57,393	37,172	34,514	31,508	28,428

Earnings as defined	$263,125	$129,167	$94,775	$125,395	$119,636
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$34,135	$23,286	$36,512	$41,883	$41,876
Interest element of rentals charged to income (2)	57,393	37,172	34,514	31,508	28,428

Fixed charges as defined	$91,528	$60,458	$71,026	$73,391	$70,304

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.87	2.14	1.33	1.71	1.70

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.6
JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$214	$53	$158	$183	$144
Interest and other charges, before reduction for amounts capitalized and deferred	107	106	117	120	124
Provision for income taxes	166	65	105	147	117
Interest element of rentals charged to income (2)	8	8	7	6	7

Earnings as defined	$495	$232	$387	$456	$392
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$107	$106	$117	$120	$124
Interest element of rentals charged to income (2)	8	8	7	6	7

Fixed charges as defined	$115	$114	$124	$126	$131

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.30	2.04	3.12	3.62	2.99

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.7
METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$110,841	$6,996	$53,537	$60,084	$67,889
Interest and other charges, before reduction for amounts capitalized and deferred	51,022	43,651	56,683	52,829	52,685
Provision for income taxes	77,474	10,001	28,875	47,733	36,820
Interest element of rentals charged to income (2)	2,160	2,132	2,194	2,159	1,334

Earnings as defined	$241,497	$62,780	$141,289	$162,805	$158,728
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$51,022	$43,651	$56,683	$52,829	$52,685
Interest element of rentals charged to income (2)	2,160	2,132	2,194	2,159	1,334

Fixed charges as defined	$53,182	$45,783	$58,877	$54,988	$54,019

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.54	1.37	2.40	2.96	2.94

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.8
PENNSYLVANIA ELECTRIC COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2007(1)	2008(1)	2009(1)	2010(1)	2011
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$109,828	$18,716	$50,798	$63,190	$63,073
Interest and other charges, before reduction for amounts capitalized and deferred	54,840	59,424	54,605	69,864	69,302
Provision for income taxes	74,069	15,572	38,508	46,340	30,098
Interest element of rentals charged to income (2)	3,214	3,319	3,141	3,385	3,313

Earnings as defined	$241,951	$97,031	$147,052	$182,779	$165,786
FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$54,840	$59,424	$54,605	$69,864	$69,302
Interest element of rentals charged to income (2)	3,214	3,319	3,141	3,385	3,313

Fixed charges as defined	$58,054	$62,743	$57,746	$73,249	$72,615

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.17	1.55	2.55	2.50	2.28

(1)	Reflects the retrospective change in recognizing pensions and OPEB costs (see Note 1)

(2)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.